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                                                            EXHIBIT 10.14


March 18, 1996

Mr. Sandor W. Shapery
Shapery Enterprises
801 W. Ash Street
San Diego, CA  92101-3504

Re:  LETTER OF INTENT - SUBLEASE - HARBORSIDE GOLF CENTER

The following sets forth our proposal to sublease with a right of first refusal to purchase Harborside Golf Center. This letter is to be superseded by formal documentation constituting the Sublease Agreement between Harborside Golf Center, L.P. (the "Sublessor") and The Vintage Group USA, Ltd. ( the "Sublessee").

 1.  Term:                   One   year   with    a   3-month
                             extension option upon  notice of
                             exercise.

 2.  Capital Commitment:     Minimum    of   $25,000.00    as
                             initial capital  infusion to  be
                             used  for  working  capital  and
                             will work  with current  vendors
                             to achieve satisfactory  payment
                             schedule  pursuant  to  attached
                             three vendors payable lists.

                             Sublessee upon  possession shall
                             pay all  back interest  payments
                             which  are  currently  estimated
                             to be $7,500  on   the  $150,000
                             second   trust   deed   on   the
                             subject  property  from November
                             1995.         Sublessee     upon
                             possession shall pay the sum  of
                             $5,000, funded from  the $25,000
                             initial  capital  infusion,  for
                             the  loan extension  fee for the
                             $500,000 first  trust deed  note
                             secured    by     the    Shapery
                             residence    and    funded    to
                             Sublessor.

                             Sublessor shall  have the  right
                             to  audit the  books and records
                             as   reasonably  required,   and
                             shall receive  monthly operating
                             reports  within  20  days  after
                             the end of each month.

                             Sublessor  shall  have quarterly
                             reviews     with     Sublessee's
                             management  team   to  go   over
                             operations   and   the  business
                             plan.

                             At the end of the one year  sub-
                             lease, all current and past  due
                             operating  liabilities  will  be
                             paid  and all  debt service will
                             be current.

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March 18, 1996
Page 2

 3.  Lease Payment:          The  actual  amount  of  project
                             debt    service    to    include
                             principal  and   interest  only.
                             Sublessee will  guaranty no  net
                             operating  losses  to  Sublessor
                             during  the  term of  the lease.
                             Sublessee   to   make   payments
                             directly to lenders.

                             Lease Payment  shall consist  of
                             the    following     approximate
                             monthly payments:

                             a. $5,000  to  Columbia Funding
                             Corp.

                             b. $12,151  to  Owens Financial
                             Group

                             c. $1,500 to Bridges and Cunningham

 4.  Participating Rent:     Sublessor shall  receive 50%  of
                             residual  cash  flow,  which  is
                             defined  as  net cash  flow less
                             monthly  lease  payments.    Net
                             cash  flow  is  defined  as  all
                             operating income less  operating
                             expenses  including   land  rent
                             and    management     fees    to
                             Sublessee of $6,000/month.


 5.  Purchase Option:        Effective during lease  term and
                             subsequent  option  periods,  on
                             terms substantially the  same as
                             those  outlined in  Schedule  A.
                             (Letter of Intent).

 6. Closing/Possession Date: May 1, 1996.


The Vintage Group will guarantee net operating losses, if any, involving project operations during the term of the lease.

Sincerely,



James K. Dignan
Vice President/Acquisitions

Agreed and Acknowledged this _____ day of March, 1996.

By:
     -------------------------
Its:
     -------------------------

Encl.